Second-Quarter 2014 Earnings Supporting Information July 31, 2014 Exhibit 99.2

2 Forward-looking statements and non-GAAP financial information The information provided today will include forward-looking statements relating to our goals and estimates for future years, including statements about expected sales, operating earnings per share, cash flow, segment margins, our worldwide markets, our anticipated effective income tax rate, and others. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ, perhaps materially, from those anticipated in the forward-looking statements: unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; increases in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations; interest rate changes; changes in currency exchange rates; stock market fluctuations; unanticipated deterioration of economic and financial conditions in the United States and around the world; the amount and timing of any dividends and share repurchases; and the risks identified in the company’s registration statement on Form 10 filed with the SEC. We do not assume any obligation to update these forward-looking statements. The unaudited pro forma consolidated financial data in this presentation is subject to assumptions and adjustments described in the company’s registration statement on Form 10. TimkenSteel Corporation’s (“TimkenSteel”) management believes these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. However, these adjustments are subject to change as The Timken Company and TimkenSteel finalize the terms of the spinoff, including the separation and distribution agreement and related transaction agreements. The unaudited pro forma consolidated financial data does not purport to represent what TimkenSteel’s financial position and results of operations actually would have been had the spinoff occurred on the dates indicated, or to project TimkenSteel’s financial performance for any future period following the spinoff. This presentation includes certain non-GAAP financial measures as defined by SEC rules. A reconciliation of those measures to the most directly comparable GAAP equivalent is contained on slide 5. Please see discussion of non-GAAP financial measures on slide 6.

Adjusted EBIT Performance(1) 2Q 2014 vs 2Q 2013 Adjusted EBIT(1) Walk 2Q 2014 vs 2Q 2013 • Shipments of 289,000 up 21% or 51,000 tons • Sales of $442 million up 25% over second quarter 2013 • 76% melt utilization compared to 62% • Inventory reduced as % of sales from 24% to 21% • Inventory change $8 million timing expense • Favorable to cash flow, unfavorable to EBIT • $6 million expense due to inventory and asset physical adjustments as part of separation 1H 2014 vs 1H 2013 Adjusted EBIT(1) Walk 1H 2014 vs 1H 2013 3 • Shipments of 539,000 up 14% or 68,000 tons • Sales of $832 million up 19% over June year to date 2013 • 70% melt utilization compared to 58% • Inventory reduced as % of sales from 24% to 21% • Inventory change $2 million timing expense • Favorable to cash flow, unfavorable to EBIT • $6 million expense due to inventory and asset physical adjustments as part of separation (1) Please see discussion of Non-GAAP Financial Measures at end of slides

2014 Outlook Outlook & Guidance Source: TimkenSteel Revenue growth Capex • Full year 2014 expected capex of $165-$175 million • 2H 2014 expected capex of $100-105 million Standalone costs • Expect 2H incremental standalone costs between $20-25 million; consistent with 1H Net income • Expect 2H 2014 improvement in manufacturing to partially offset annual shut-down maintenance & caster ramp-up costs for net impact of $2-4 million • LIFO expense $14-18 million in 2H 2014 compared to 1H 2014 LIFO expense of $2 million • Income associated with inventory replenishment estimated at $8-12 million • 2014 expected revenue growth of 20-25% over full-year 2013 • 2H 2014 shipments comparable to slightly higher 1H 2014 4

Adjusted EBIT[(1)] and Adjusted EBITDA[(1)] Reconciliation

Adjusted EBITDA Reconciliation:

(Dollars in millions, except share data) (Unaudited)

Summary Income Statement - Quarterly	2014			2013						
	Q2	Q1	First Half	Year	Q4	Q3	Second Half	Q2	Q1	First Half
Net Sales										
	$ 442.2	$ 389.5	$ 831.7	$ 1,380.9	$ 330.0	$ 350.5	$ 680.5	$ 354.1	$ 346.3	$ 700.4
Segment EBIT										
Industrial & Mobile	20.8	27.0	47.8	84.0	19.6	17.6	37.2	25.3	21.5	46.8
Energy & Distribution	31.2	31.2	62.4	67.0	15.7	16.0	31.7	19.3	16.0	35.3
Total Segment EBIT	52.0	58.2	110.2	151.0	35.3	33.6	68.9	44.6	37.5	82.1
Unallocated Corporate Costs	(6.9)	(7.4)	(14.3)	(23.2)	(5.2)	(6.8)	(12.0)	(5.9)	(5.3)	(11.2)
Consolidated EBIT	45.1	50.8	95.9	127.8	30.1	26.8	56.9	38.7	32.2	70.9
Incremental standalone costs	(5.7)	(5.7)	(11.4)	(29.3)	(7.3)	(7.3)	(14.6)	(7.3)	(7.4)	(14.7)
Adjusted EBIT	39.4	45.1	84.5	98.5	22.8	19.5	42.3	31.4	24.8	56.2
Interest expense	(0.7)	—	(0.7)	(0.2)	—	(0.2)	(0.2)	—	—	—
Adjusted Income Before Income Taxes	38.7	45.1	83.8	98.3	22.8	19.3	42.1	31.4	24.8	56.2
Adjusted provision for income taxes	13.5	15.8	29.3	34.5	8.0	6.8	14.8	11.0	8.7	19.7
Adjusted Net Income	$ 25.2	$ 29.3	$ 54.5	$ 63.8	$ 14.8	$ 12.5	$ 27.3	$ 20.4	$ 16.1	$ 36.5
Average shares outstanding, diluted	46.2	46.2	46.2	46.2	46.2	46.2	46.2	46.2	46.2	46.2
Adjusted diluted earnings per share	$ 0.55	$ 0.63	$ 1.18	$ 1.38	$ 0.32	$ 0.27	$ 0.59	$ 0.44	$ 0.35	$ 0.79
D&A	14.0	13.6	27.6	50.0	13.3	12.3	25.6	12.3	12.1	24.4
Incremental D&A	2.7	2.7	5.4	10.8	2.7	2.7	5.4	2.7	2.7	5.4
Total D&A	16.7	16.3	33.0	60.8	16.0	15.0	31.0	15.0	14.8	29.8
Adjusted EBITDA	56.1	61.4	117.5	159.3	38.8	34.5	73.3	46.4	39.6	86.0
% of sales	12.7%	15.8%	14.1%	11.5%	11.8%	9.8%	10.8%	13.1%	11.4%	12.3%

(1) *Please see discussion of Non-GAAP Financial Measures at end of slides*

(1)Non-GAAP Financial Measures 6 TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. EBIT is defined as operating income plus other income (expense), net. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the company's performance and cash generation. It also is a better reflection of the underlying growth from the ongoing activities of the business and provides improved comparability of results. The consolidated financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of TimkenSteel Corporation’s former parent company, The Timken Company. TimkenSteel’s consolidated financial statements include certain expenses of its former parent which were allocated to it for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, compliance, shared services, insurance, employee benefits and incentives and stock-based compensation. TimkenSteel considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses it would have incurred as an independent public company or of the costs it will incur in the future. Adjusted EBIT and adjusted net income are defined as EBIT and net income reduced for stand-alone costs reflected at a normal run-rate, respectively. Management believes that reporting adjusted EBIT and adjusted net income is useful to investors as these measures are representative of the company's performance and cash generation. It also is a better reflection of the underlying growth from the ongoing activities of the business and provides an indication of the company’s performance as an independent public company. See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.